Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.001 par value, of Xstelos Holdings, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  April 26, 2012

/s/ Jonathan M. Couchman
Jonathan M. Couchman

COUCHMAN ADVISORS, INC.

By:	/s/ Jonathan M. Couchman
	Name:	Jonathan M. Couchman
	Title:	Authorized Signatory

COUCHMAN INVESTMENTS, LP

By:	/s/ Jonathan M. Couchman
	Name:	Jonathan M. Couchman
	Title:	Authorized Signatory